EXHIBIT 16.1

July _____, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated July _____, 2006, of Rancher Energy Corp., and are in agreement with the statements as they pertain to us in Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained herein.

WILLIAMS & WEBSTER P.S.

/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Bank of America Financial Center
601 W. Riverside, Suite 1940
Spokane, WA 99201-0611

July 31, 2006

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Rancher Energy Corp
Commission File Number (000-51425)

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated (date).

Our independent auditor’s report on the financial statements of Rancher Energy Corp. for the period ended March 31, 2006 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with Rancher Energy Corp. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington